EXHIBIT T3G-1

LEAP WIRELESS INTERNATIONAL, INC. ORGANIZATION STRUCTURE

* Remaining 1% owned by Leap PCS Mexico, Inc.

** In Liquidation

Cricket Property Companies	Cricket License Companies
Chasetel Real Estate Holding Company, Inc.	ChaseTel Licensee Corp.
Cricket Alabama Property Company	Cricket Holdings Dayton, Inc.
Cricket Arizona Property Company	Cricket Licensee (Albany), Inc.
Cricket Arkansas Property Company	Cricket Licensee (Columbus), Inc.
Cricket California Property Company	Cricket Licensee (Denver), Inc.
Cricket Colorado Property Company	Cricket Licensee (Lakeland), Inc.
Cricket Florida Property Company	Cricket Licensee (Macon), Inc.
Cricket Georgia Property Company, Inc.	Cricket Licensee (North Carolina), Inc.
Cricket Idaho Property Company	Cricket Licensee (Pittsburgh), Inc.
Cricket Illinois Property Company	Cricket Licensee (Reauction), Inc.
Cricket Indiana Property Company	Cricket Licensee I, Inc.
Cricket Kansas Property Company	Cricket Licensee II, Inc.
Cricket Kentucky Property Company	Cricket Licensee III, Inc.
Cricket Michigan Property Company	Cricket Licensee IV, Inc.
Cricket Minnesota Property Company	Cricket Licensee V, Inc.
Cricket Mississippi Property Company	Cricket Licensee VI, Inc.
Cricket Nebraska Property Company	Cricket Licensee VII, Inc.
Cricket Nevada Property Company	Cricket Licensee VIII, Inc.
Cricket New Mexico Property Company	Cricket Licensee IX, Inc.
Cricket New York Property Company, Inc.	Cricket Licensee X, Inc.
Cricket North Carolina Property Company	Cricket Licensee XI, Inc.
Cricket Ohio Property Company	Cricket Licensee XII, Inc.
Cricket Oklahoma Property Company	Cricket Licensee XIII, Inc.
Cricket Oregon Property Company	Cricket Licensee XIV, Inc.
Cricket Pennsylvania Property Company	Cricket Licensee XV, Inc.
Cricket Texas Property Company	Cricket Licensee XVI, Inc.
Cricket Utah Property Company	Cricket Licensee XVII, Inc.
Cricket Washington Property Company	Cricket Licensee XVIII, Inc.
Cricket Wisconsin Property Company	Cricket Licensee XIX, Inc.
Cricket Licensee XX, Inc.
MCG PCS Licensee Corporation, Inc.